SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 19, 2002


                        NB&T FINANCIAL GROUP, INC.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




            OHIO                    0-23134              31-1004998
---------------------------    -------------------   --------------------
(State or other jurisdiction  (Commission File No.) (IRS Employer I.D. No.)
     of incorporation)


            48 N. South Street, Wilmington, Ohio           45177
           ----------------------------------------      ----------
          (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  (937) 382-1441
                                                   ------------------

Item 4.    Changes in Registrant's Certifying Accountant.


     On March 19, 2002, NB&T Financial Group, Inc. ("NBTF"), with the approval of the Board of Directors, decided to dismiss NBTF's independent public auditors from J.D. Cloud & Co. L.L.P. ("Cloud") to BKD, LLP ("BKD"). Cloud served as NBTF's independent certified public accountants from 1982 through the fiscal year ended December 31, 2001. The Board of Directors' decision to engage BKD is based on BKD's service and commitment toward serving financial institutions of NBTF's size and activities. Cloud's reports on the consolidated financial statements of NBTF for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals. During the last two fiscal years and the interim period through March 19, 2002, there have not been any disagreements between NBTF and Cloud on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

     BKD, LLP, has been engaged as NBTF's independent certified public accountants effective March 19, 2002. NBTF has not requested or obtained any advice from BKD concerning any material accounting, auditing or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on NBTF's consolidated financial statements.

                               SIGNATURES
                               ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     NB&T FINANCIAL GROUP, INC.



                                     By:/s/Charles L. Dehner
                                         ------------------------------
                                         Charles L. Dehner
                                         Executive Vice President,
                                           Chief Financial Officer


Date:  March 20, 2002